Exhibit 99.1

For further information:

Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Jeanette O'Loughlin
312-564-6076
joloughlin@theprivatebank.com

PrivateBancorp Reports First Quarter 2015 Earnings
Earnings per share of $0.52 for the first quarter 2015, compared to $0.44 for the first quarter 2014 and $0.47 for the fourth quarter 2014

CHICAGO, April 16, 2015 - PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income of $41.5 million, or $0.52 per diluted share, for the first quarter 2015, compared to $34.5 million, or $0.44 per diluted share, for the first quarter 2014, and $37.2 million, or $0.47 per diluted share, for the fourth quarter 2014.

“I am pleased with our start to the year as we leverage the momentum we have built in our business,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “Through our consistent execution, we delivered another quarter of strong results for our shareholders. First quarter net income increased 20 percent year over year to $41 million, largely driven by client loan growth in our commercial and industrial portfolio as well as the gain we realized from the sale of our branch in Georgia.

“Our solid loan growth helped boost net interest income by 12 percent from the first quarter last year, which led to a 15 percent increase in net revenue to $156 million,” Richman continued. “We are well-positioned to continue to add new client relationships and do more for our existing clients in 2015 as we build on our differentiated commercial banking model.”

First Quarter 2015 Highlights

•	Total loans grew to $12.2 billion, up $1.2 billion from a year ago and $278.3 million from December 31, 2014, primarily driven by growth in commercial and industrial loans.

•
Total deposits were $14.1 billion at March 31, 2015, up $2.2 billion from a year ago, and $1.0 billion from December 31, 2014. Average deposits increased $1.6 billion from a year ago and $210.0 million from the previous quarter.

•
Net interest margin was 3.21 percent, compared to 3.23 percent for the first quarter 2014 and 3.07 percent for the fourth quarter 2014. The current quarter reflected the full benefit of the fourth quarter's redemption of trust preferred securities.

•
Operating profit of $73.3 million for the first quarter 2015 included seasonally higher benefits expense and a gain on sale of the Norcross, Ga., branch. Excluding the one-time gain on sale, operating profit increased 15 percent from the first quarter 2014 and 6 percent from the fourth quarter 2014, primarily reflecting continued growth in earning assets.

•
Return on average assets was 1.07 percent and return on average common equity was 11.05 percent for the first quarter 2015. In comparison, return on average assets was 0.95 percent and return on average common equity was 10.0 percent for the fourth quarter 2014.

Operating Performance

Net interest income was $122.0 million in the first quarter 2015, an increase of 12 percent compared to the first quarter 2014, and up 4 percent compared to the fourth quarter 2014, despite two fewer days in the first quarter. Average loan growth of 13 percent from the first quarter 2014 and 3 percent from the fourth quarter 2014, as well as a full-quarter's benefit from the fourth quarter 2014 trust preferred securities redemption, positively impacted net interest income.

Net interest margin was 3.21 percent in the first quarter 2015, compared to 3.23 percent in the first quarter 2014 and 3.07 percent in the fourth quarter 2014. The trust preferred securities redemption lowered borrowing costs and improved net interest margin by seven basis points on a comparative basis. The current quarter also benefited from a higher level of loan fees, including the collection of a one-time fee that contributed three basis points to loan yields. Average cash equivalents declined from the fourth quarter 2014, which benefited net interest margin by three basis points on a comparative basis. Interest-bearing deposit costs were relatively unchanged. Loan pricing remains competitive in the current environment with ongoing yield compression. Contractual loan yields on a total portfolio basis declined two basis points on a sequential basis.

Noninterest income was $33.5 million in the first quarter 2015, compared to $26.2 million for the first quarter 2014 and $30.4 million compared to the fourth quarter 2014. Results for the first quarter 2015 reflected a $4.1 million gain on sale of the Norcross, Ga., branch. Treasury management fees grew to $7.3 million in the first quarter 2015, up 11 percent from the first quarter 2014 and up slightly from the fourth quarter 2014. Continued cross selling to new clients drove higher treasury management volume. Mortgage banking revenue more than doubled from the first quarter 2014 and increased 22 percent from the fourth quarter 2014, as purchase activity increased and a decline in rates during the first quarter 2015 drove an increase in refinancing volume.

Capital markets revenue was up slightly from the first quarter 2014 and down $1.5 million from the fourth quarter 2014. Excluding the impact of the credit valuation adjustment, capital markets revenue was $5.0 million for the first quarter 2015, down from $5.9 million for the fourth quarter 2014, when several larger transactions drove higher interest rate swap volume. The demand for interest rate derivatives continues to be influenced by rate environment expectations. Foreign exchange revenue, which represented 36 percent of capital markets revenue for the first quarter 2015, benefited from several larger transactions, growing 5 percent from the fourth quarter 2014. Syndication fees were $2.6 million for the first quarter 2015, down from $3.3 million for the first quarter 2014 and $3.9 million for the fourth quarter 2014. Syndication fees vary from quarter to quarter depending on the mix of loan originations.

Assets under management and administration (AUMA) were $7.3 billion as of March 31, 2015, compared to $6.0 billion a year ago and $6.6 billion at December 31, 2014. Asset management revenue was $4.4 million in the first quarter 2015, compared to $4.3 million for the first quarter 2014 and $4.2 million for the fourth quarter 2014.

Expenses

Noninterest expense was $83.1 million for the first quarter 2015, compared to $75.8 million for the first quarter 2014 and $83.0 million for the fourth quarter 2014. Salaries and benefits expense increased $7.7 million from the first quarter 2014 and $5.6 million from the fourth quarter 2014. First-quarter salaries and benefits expense included seasonally higher payroll taxes attributable to incentive compensation payments and higher benefits expenses during the period. Additional hires made throughout 2014, annual salary adjustments, and a higher bonus accrual contributed to increased compensation expense compared to the prior-year period.

Other expenses declined $3.9 million on a sequential basis, as the fourth quarter 2014 included $1.6 million of office relocation costs and a higher provision related to unfunded commitments. Unfunded commitments at March 31, 2015, increased 3 percent from year-end, primarily related to growth in commercial and industrial commitments. The provision for unfunded commitments declined to $376,000 for the first quarter 2015, compared to $496,000 for the first quarter 2014 and $2.5 million for the fourth quarter 2014. Net foreclosed property expense declined 53 percent compared to the first quarter 2014, reflecting a lower amount of writedowns and carrying costs on a reduced amount of foreclosed property (OREO).

The efficiency ratio was 53.1 percent for the first quarter 2015, compared to 55.8 percent for the first quarter 2014 and 56.0 percent for the fourth quarter 2014. For the full year 2014, the efficiency ratio was 54.2 percent.

Credit Quality

The allowance for loan losses as a percentage of total loans was 1.29 percent at March 31, 2015, comparable to December 31, 2014. The provision for loan losses was $5.5 million for the first quarter 2015, compared to $4.0 million for the fourth quarter 2014 and $3.4 million for the first quarter 2014. Net charge-offs to average loans were 0.05 percent for the first quarter 2015, consistent with the fourth quarter 2014.

Nonperforming assets were 0.53 percent of total assets at March 31, 2015, down from 0.82 percent at March 31, 2014, and comparable to December 31, 2014. At March 31, 2015, nonperforming loans were $71.0 million, compared to $93.8 million at March 31, 2014, and $67.5 million at December 31, 2014. OREO of $15.6 million at March 31, 2015, declined $7.9 million from March 31, 2014, and $1.8 million from December 31, 2014.

Credit quality results exclude covered assets acquired through an FDIC-assisted transaction that are subject to a loss sharing agreement.

Balance Sheet

Total assets grew to $16.4 billion at March 31, 2015, compared to $14.3 billion at March 31, 2014, and $15.6 billion at December 31, 2014. Total loans of $12.2 billion increased 11 percent from March 31, 2014, and 2 percent from December 31, 2014, primarily driven by growth in commercial and industrial loans. At March 31, 2015, total commercial loans comprised 67 percent of total loans, and commercial real estate and construction represented 27 percent of total loans.

The Company's investment securities portfolio was $2.8 billion at March 31, 2015, up 7 percent from March 31, 2014, and consistent with December 31, 2014. Cash and cash equivalents were $958.4 million at March 31, 2015 and reflected deposit growth, compared to $351.1 million at March 31, 2014, and $424.6 million at December 31, 2014.

Total liabilities were $14.8 billion at March 31, 2015, up compared to $13.0 billion at March 31, 2014, and $14.1 billion compared to December 31, 2014. Total deposits were $14.1 billion at March 31, 2015, increasing 19 percent from March 31, 2014, and 8 percent from December 31, 2014. Deposit balances of commercial clients fluctuate based on their cash management and liquidity needs. Transactional inflows relating to several commercial clients contributed to the deposit growth in the first quarter 2015, a meaningful portion of which was subsequently redeployed by the clients. At March 31, 2015, the loan-to-deposit ratio was 86 percent, compared to 92 percent as of March 31, 2014, and 91 percent as of December 31, 2014.

Capital

As of March 31, 2015, the total risk-based capital ratio was 12.29 percent, the Tier 1 risk-based capital ratio was 10.34 percent, and the leverage ratio was 10.16 percent. The Tier 1 common capital ratio was 9.23 percent and the tangible common equity ratio was 8.86 percent at the end of the first quarter 2015. These capital ratios are calculated in accordance with the new capital rules that became effective on January 1, 2015.

Quarterly Conference Call and Webcast Presentation

PrivateBancorp will host a conference call Thursday, April 16, 2015, at 10 a.m. CDT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and entering passcode #8210528. A live webcast of the call can be accessed on the Company website at: investor.theprivatebank.com. A rebroadcast will be available beginning approximately two hours after the call until midnight April 30, 2015, by calling (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International) and entering passcode #8210528.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of March 31, 2015, the Company had 34 offices in 11 states and $16.4 billion in assets. The Company’s website is www.theprivatebank.com.

Forward-Looking Statements

Statements made in this press release that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws. Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward-looking statements include:

•	continued uncertainty regarding U.S. and global economic outlook that may impact market conditions or affect demand for certain banking products and services;

•	unanticipated developments in pending or prospective loan transactions or greater-than-expected paydowns or payoffs of existing loans;

•	unanticipated changes in interest rates;

•	competitive pressures in the financial services industry that may affect the pricing of the Company’s loan and deposit products as well as its services;

•
unforeseen credit quality problems or changing economic conditions that could result in charge-offs greater than we have anticipated in our allowance for loan losses or changes in value of our investments;

•	lack of sufficient or cost-effective sources of liquidity or funding as and when needed;

•	loss of key personnel or our ability to recruit and retain appropriate talent;

•
greater-than-anticipated costs to support the growth of our business, including investments in technology, process improvements or other infrastructure enhancements, or greater-than-anticipated compliance costs or regulatory burdens; or

•
failures or disruptions to, or compromises of, our data processing or other information or operational systems, including the potential impact of disruptions or breaches at our third-party service providers.

These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. Readers should also consider the risks, assumptions and uncertainties set forth in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2014, as well as those set forth in our subsequent periodic and current reports filed with the SEC. Forward-looking statements speak only as of the date they are made and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.

Non-U.S. GAAP Financial Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (U.S. GAAP) and non-U.S. GAAP based financial measures. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry. If non-U.S. GAAP financial measures are used, the comparable U.S. GAAP financial measure, as well as the reconciliation to the comparable U.S. GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with U.S. GAAP, nor are they necessarily comparable to non-U.S. GAAP performance measures that may be presented by other companies.

Editor's Note: Financial highlights attached. Full financial supplement available on the Company's website at investor.theprivatebank.com.

Consolidated Income Statements
(Amounts in thousands, except per share data)
(Unaudited)
	1Q15	4Q14	3Q14	2Q14	1Q14
Interest Income
Loans, including fees	$122,702	$120,649	$119,211	$113,696	$110,199
Federal funds sold and interest-bearing deposits in banks	261	347	142	139	142
Securities:
Taxable	13,556	13,250	13,370	13,625	13,255
Exempt from Federal income taxes	1,806	1,683	1,529	1,432	1,529
Other interest income	48	49	48	59	33
Total interest income	138,373	135,978	134,300	128,951	125,158
Interest Expense
Interest-bearing demand deposits	1,006	1,026	918	842	942
Savings deposits and money market accounts	4,610	4,623	4,173	4,087	3,974
Time deposits	5,639	5,803	5,723	5,034	4,806
Short-term and secured borrowings	197	143	158	141	196
Long-term debt	4,928	7,507	6,570	6,496	6,488
Total interest expense	16,380	19,102	17,542	16,600	16,406
Net interest income	121,993	116,876	116,758	112,351	108,752
Provision for loan and covered loan losses	5,646	4,120	3,890	327	3,707
Net interest income after provision for loan and covered loan losses	116,347	112,756	112,868	112,024	105,045
Non-interest Income
Asset management	4,363	4,241	4,240	4,440	4,347
Mortgage banking	3,775	3,083	2,904	2,626	1,632
Capital markets products	4,172	5,705	3,253	5,006	4,083
Treasury management	7,327	7,262	6,935	6,676	6,599
Loan, letter of credit and commitment fees	5,106	4,901	4,970	4,806	4,634
Syndication fees	2,622	3,943	6,818	5,440	3,313
Deposit service charges and fees and other income	5,617	1,291	1,546	1,069	1,297
Net securities gains	534	—	3	196	331
Total non-interest income	33,516	30,426	30,669	30,259	26,236
Non-interest Expense
Salaries and employee benefits	52,361	46,746	46,421	44,405	44,620
Net occupancy and equipment expense	7,864	7,947	7,807	7,728	7,776
Technology and related costs	3,421	3,431	3,362	3,205	3,283
Marketing	3,578	3,687	3,752	3,589	2,413
Professional services	2,310	3,471	2,626	2,905	2,759
Outsourced servicing costs	1,680	1,814	1,736	1,850	1,464
Net foreclosed property expenses	1,328	1,456	1,631	2,771	2,823
Postage, telephone, and delivery	862	809	839	927	825
Insurance	3,211	3,455	3,077	3,016	2,903
Loan and collection expense	2,268	2,037	2,099	1,573	1,056
Other expenses	4,262	8,172	4,486	3,496	5,828
Total non-interest expense	83,145	83,025	77,836	75,465	75,750
Income before income taxes	66,718	60,157	65,701	66,818	55,531
Income tax provision	25,234	22,934	25,174	25,994	21,026
Net income available to common stockholders	$41,484	$37,223	$40,527	$40,824	$34,505
Per Common Share Data
Basic earnings per share	$0.53	$0.48	$0.52	$0.52	$0.44
Diluted earnings per share	$0.52	$0.47	$0.51	$0.52	$0.44
Cash dividends declared	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted-average common shares outstanding	77,407	77,173	77,110	77,062	76,675
Weighted-average diluted common shares outstanding	78,512	78,122	77,934	77,806	77,417

Consolidated Balance Sheets
(Dollars in thousands)
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
	Unaudited	Audited	Unaudited	Unaudited	Unaudited
Assets
Cash and due from banks	$158,431	$132,211	$181,248	$247,048	$233,685
Federal funds sold and interest-bearing deposits in banks	799,953	292,341	416,071	160,349	117,446
Loans held-for-sale	89,461	115,161	57,748	80,724	26,262
Securities available-for-sale, at fair value	1,631,237	1,645,344	1,541,754	1,527,747	1,577,406
Securities held-to-maturity, at amortized cost	1,159,853	1,129,285	1,072,002	1,066,216	1,023,214
Federal Home Loan Bank ("FHLB") stock	28,556	28,666	28,666	28,666	30,005
Loans – excluding covered assets, net of unearned fees	12,170,484	11,892,219	11,547,587	11,136,942	10,924,985
Allowance for loan losses	(156,610)	(152,498)	(150,135)	(146,491)	(146,768)
Loans, net of allowance for loan losses and unearned fees	12,013,874	11,739,721	11,397,452	10,990,451	10,778,217
Covered assets	32,191	34,132	65,482	81,047	94,349
Allowance for covered loan losses	(6,021)	(5,191)	(4,485)	(14,375)	(16,571)
Covered assets, net of allowance for covered loan losses	26,170	28,941	60,997	66,672	77,778
Other real estate owned, excluding covered assets	15,625	17,416	17,293	19,823	23,565
Premises, furniture, and equipment, net	38,544	39,143	39,611	40,088	39,556
Accrued interest receivable	41,202	40,531	39,701	36,568	39,273
Investment in bank owned life insurance	55,561	55,207	54,849	54,500	54,184
Goodwill	94,041	94,041	94,041	94,041	94,041
Other intangible assets	5,230	5,885	6,627	7,381	8,136
Derivative assets	56,607	43,062	34,896	47,012	44,528
Other assets	147,003	196,427	147,512	135,118	137,486
Total assets	$16,361,348	$15,603,382	$15,190,468	$14,602,404	$14,304,782
Liabilities
Demand deposits:
Noninterest-bearing	$3,936,181	$3,516,695	$3,342,862	$3,387,424	$3,103,736
Interest-bearing	1,498,810	1,907,320	1,433,429	1,230,681	1,466,095
Savings deposits and money market accounts	6,156,331	5,171,025	5,368,866	5,033,247	4,786,398
Time deposits	2,510,406	2,494,928	2,704,047	2,584,849	2,529,932
Total deposits	14,101,728	13,089,968	12,849,204	12,236,201	11,886,161
Deposits held-for-sale	—	122,216	128,508	—	—
Short-term and secured borrowings	258,788	432,385	6,563	235,319	333,400
Long-term debt	344,788	344,788	656,793	626,793	627,793
Accrued interest payable	7,004	6,948	6,987	6,282	6,251
Derivative liabilities	26,967	26,767	27,976	35,402	40,522
Other liabilities	82,644	98,631	79,128	64,586	67,409
Total liabilities	14,821,919	14,121,703	13,755,159	13,204,583	12,961,536
Equity
Common stock:
Voting	77,968	77,211	76,858	75,526	75,428
Nonvoting	—	—	285	1,585	1,585
Treasury stock	(5,560)	(53)	(6)	(945)	(1,697)
Additional paid-in capital	1,047,227	1,034,048	1,028,813	1,024,869	1,021,436
Retained earnings	390,247	349,556	313,123	273,380	233,347
Accumulated other comprehensive income, net of tax	29,547	20,917	16,236	23,406	13,147
Total equity	1,539,429	1,481,679	1,435,309	1,397,821	1,343,246
Total liabilities and equity	$16,361,348	$15,603,382	$15,190,468	$14,602,404	$14,304,782

Selected Financial Data
(Amounts in thousands, except per share data)
(Unaudited)
	1Q15		4Q14		3Q14		2Q14		1Q14
Selected Statement of Income Data:
Net interest income	$121,993		$116,876		$116,758		$112,351		$108,752
Net revenue (1)(2)	$156,453		$148,180		$148,238		$143,354		$135,788
Operating profit (1)(2)	$73,308		$65,155		$70,402		$67,889		$60,038
Provision for loan and covered loan losses	$5,646		$4,120		$3,890		$327		$3,707
Income before income taxes	$66,718		$60,157		$65,701		$66,818		$55,531
Net income available to common stockholders	$41,484		$37,223		$40,527		$40,824		$34,505
Per Common Share Data:
Basic earnings per share	$0.53		$0.48		$0.52		$0.52		$0.44
Diluted earnings per share	$0.52		$0.47		$0.51		$0.52		$0.44
Dividends declared	$0.01		$0.01		$0.01		$0.01		$0.01
Book value (period end) (1)	$19.61		$18.95		$18.37		$17.90		$17.21
Tangible book value (period end) (1)(2)	$18.35		$17.67		$17.08		$16.61		$15.90
Market value (period end)	$35.17		$33.40		$29.91		$29.06		$30.51
Book value multiple (period end)	1.79	x	1.76	x	1.63	x	1.62	x	1.77	x
Share Data:
Weighted-average common shares outstanding	77,407		77,173		77,110		77,062		76,675
Weighted-average diluted common shares outstanding	78,512		78,122		77,934		77,806		77,417
Common shares issued (period end)	78,654		78,180		78,121		78,101		78,108
Common shares outstanding (period end)	78,494		78,178		78,121		78,069		78,049
Performance Ratio:
Return on average common equity	11.05%		10.03%		11.27%		11.88%		10.48%
Return on average assets	1.07%		0.95%		1.09%		1.14%		1.00%
Return on average tangible common equity (1)(2)	11.94%		10.89%		12.27%		12.97%		11.50%
Net interest margin (1)(2)	3.21%		3.07%		3.23%		3.21%		3.23%
Fee revenue as a percent of total revenue (1)	21.28%		20.66%		20.80%		21.11%		19.24%
Non-interest income to average assets	0.86%		0.78%		0.83%		0.84%		0.76%
Non-interest expense to average assets	2.14%		2.12%		2.09%		2.10%		2.19%
Net overhead ratio (1)	1.27%		1.35%		1.27%		1.26%		1.43%
Efficiency ratio (1)(2)	53.14%		56.03%		52.51%		52.64%		55.79%
Balance Sheet Ratios:
Loans to deposits (period end) (3)	86.30%		90.85%		89.87%		91.02%		91.91%
Average interest-earning assets to average interest-bearing liabilities	144.69%		145.10%		145.51%		143.72%		143.43%
Capital Ratios (period end):
Total risk-based capital (1)	12.29%		12.51%		13.18%		13.41%		13.39%
Tier 1 risk-based capital (1)	10.34%		10.49%		11.12%		11.24%		11.19%
Tier 1 leverage ratio (1)	10.16%		9.96%		10.70%		10.63%		10.60%
Tier 1 common equity to risk-weighted assets (1)(4)	9.23%		9.33%		9.38%		9.42%		9.33%
Tangible common equity to tangible assets (1)(2)	8.86%		8.91%		8.84%		8.94%		8.74%
Total equity to total assets	9.41%		9.50%		9.45%		9.57%		9.39%

(1)	Refer to Glossary of Terms for definition.

(2)	This is a non-U.S. GAAP financial measure. Refer to "Non-U.S. GAAP Financial Measures" for a reconciliation from non-U.S. GAAP to U.S. GAAP.

(3)	Excludes covered assets. Refer to Glossary of Terms for definition.

(4)
Effective January 1, 2015, the Tier 1 common equity to risk-weighted assets ratio became a required regulatory capital measure and as presented for the 2015 period is calculated in accordance with the new capital rules. For prior periods, this ratio was considered a non-U.S. GAAP Financial measure. For the periods prior to January 1, 2015, the Tier 1 common equity to risk-weighted assets ratio contained herein is calculated without giving effect to the final Basel III capital rules. Refer to "Non-U.S. GAAP Financial Measures" for a reconciliation from non-U.S. GAAP to U.S. GAAP for periods prior to 2015.

Selected Financial Data (continued)
(Dollars in thousands)
(Unaudited)
	1Q15	4Q14	3Q14	2Q14	1Q14
Additional Selected Information:
(Increase) decrease credit valuation adjustment on capital markets derivatives (1)	$(805)	$(216)	$486	$(250)	$(66)
Salaries and employee benefits:
Salaries and wages	$27,002	$26,521	$26,178	$25,671	$24,973
Share-based costs	5,143	4,118	3,872	3,892	3,685
Incentive compensation and commissions	11,062	12,053	12,294	10,493	8,244
Payroll taxes, insurance and retirement costs	9,154	4,054	4,077	4,349	7,718
Total salaries and employee benefits	$52,361	$46,746	$46,421	$44,405	$44,620
Loan and collection expense:
Loan origination and servicing expense	$1,626	$1,528	$1,528	$1,202	$799
Loan remediation expense	642	509	571	371	257
Total loan and collection expense	$2,268	$2,037	$2,099	$1,573	$1,056
Provision (release) for unfunded commitments	$376	$2,514	$481	$(339)	$496
Unfunded commitments, excluding covered assets	$6,229,242	$6,041,301	$5,365,042	$4,957,324	$4,814,346
Assets under management and administration (AUMA) (1)	$7,328,192	$6,645,928	$6,480,713	$6,365,962	$6,043,258
Custody assets included in AUMA	$3,604,333	$3,511,996	$3,319,188	$3,151,829	$2,910,234
Note: Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

Basic and Diluted Earnings per Common Share
(Amounts in thousands, except per share data)
	1Q15	4Q14	3Q14	2Q14	1Q14
Basic earnings per common share
Net income	$41,484	$37,223	$40,527	$40,824	$34,505
Net income allocated to participating stockholders (2)	(463)	(470)	(515)	(519)	(613)
Net income allocated to common stockholders	$41,021	$36,753	$40,012	$40,305	$33,892
Weighted-average common shares outstanding	77,407	77,173	77,110	77,062	76,675
Basic earnings per common share	$0.53	$0.48	$0.52	$0.52	$0.44
Diluted earnings per common share
Diluted earnings applicable to common stockholders (3)	$41,028	$36,758	$40,017	$40,308	$33,897
Weighted-average diluted common shares outstanding:
Weighted-average common shares outstanding	77,407	77,173	77,110	77,062	76,675
Dilutive effect of stock awards	1,105	949	824	744	742
Weighted-average diluted common shares outstanding	78,512	78,122	77,934	77,806	77,417
Diluted earnings per common share	$0.52	$0.47	$0.51	$0.52	$0.44

(1)	Refer to Glossary of Terms for definition.

(2)
Participating stockholders are those that hold certain share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents. Such shares or units are considered participating securities (i.e., the Company’s deferred stock units and certain restricted stock units and nonvested restricted stock awards).

(3)
Earnings allocated to common stockholders for basic and diluted earnings per share may differ under the two-class method as a result of adding common stock equivalents for options to dilutive shares outstanding, which alters the ratio used to allocate earnings to common stockholders and participating securities for the purposes of calculating diluted earnings per share.

Loan Portfolio Composition (excluding covered assets (1))
(Dollars in thousands)
	3/31/15	% of Total	12/31/14	% of Total	9/30/14	% of Total	6/30/14	% of Total	3/31/14	% of Total
	Unaudited		Audited		Unaudited		Unaudited		Unaudited
Commercial and industrial	$6,213,029	51%	$5,996,070	50%	$5,932,562	51%	$5,738,523	51%	$5,537,694	51%
Commercial - owner-occupied CRE	1,977,601	16%	1,892,564	16%	1,843,199	16%	1,731,060	16%	1,771,528	16%
Total commercial	8,190,630	67%	7,888,634	66%	7,775,761	67%	7,469,583	67%	7,309,222	67%
Commercial real estate	2,411,359	20%	2,323,616	20%	2,233,018	19%	2,086,976	19%	2,062,260	19%
Commercial real estate - multi-family	492,695	4%	593,103	5%	546,641	5%	533,854	5%	524,872	5%
Total commercial real estate	2,904,054	24%	2,916,719	25%	2,779,659	24%	2,620,830	24%	2,587,132	24%
Construction	357,258	3%	381,102	3%	307,066	3%	360,313	3%	335,476	3%
Residential real estate	376,741	3%	361,565	3%	343,573	3%	337,329	3%	337,832	3%
Home equity	138,734	1%	142,177	1%	141,159	1%	144,081	1%	147,574	1%
Personal	203,067	2%	202,022	2%	200,369	2%	204,806	2%	207,749	2%
Total loans	$12,170,484	100%	$11,892,219	100%	$11,547,587	100%	$11,136,942	100%	$10,924,985	100%
Total new loans to new clients (2)	$385,777		$451,896		$421,326		$364,771		$391,785

(1)	Refer to Glossary of Terms for definition.

(2)	Amounts are unaudited.

Commercial Loan Portfolio Composition by Industry Segment
(Dollars in thousands)
(Unaudited)
(Classified pursuant to the North American Industrial Classification System standard industry descriptions and represents our client's primary business activity)
	March 31, 2015		December 31, 2014
	Amount	% of Total	Amount	% of Total
Healthcare	$1,892,977	23%	$1,787,092	23%
Manufacturing	1,743,868	21%	1,746,328	22%
Finance and insurance	881,395	11%	779,146	10%
Wholesale trade	690,463	8%	685,247	9%
Real estate, rental and leasing	552,710	7%	549,467	7%
Administrative, support, waste management and remediation services	542,537	7%	505,939	6%
Professional, scientific and technical services	491,047	6%	447,483	6%
Architecture, engineering and construction	302,033	4%	288,527	4%
Retail	277,997	3%	277,393	3%
All other (1)	815,603	10%	822,012	10%
Total commercial (2)	$8,190,630	100%	$7,888,634	100%

Commercial Real Estate and Construction Loan Portfolio by Collateral Type
(Dollars in thousands)
(Unaudited)
	March 31, 2015		December 31, 2014
	Amount	% of Total	Amount	% of Total
Commercial Real Estate
Retail	$681,323	23%	$608,102	21%
Multi-family	492,695	17%	593,103	20%
Office	528,869	18%	543,657	19%
Healthcare	365,480	13%	361,476	12%
Industrial/warehouse	279,389	10%	264,976	9%
Land	210,550	7%	199,497	7%
Residential 1-4 family	86,173	3%	76,995	3%
Mixed use/other	259,575	9%	268,913	9%
Total commercial real estate	$2,904,054	100%	$2,916,719	100%
Construction
Multi-family	$109,327	30%	$113,206	30%
Retail	98,121	27%	100,086	26%
Industrial/warehouse	55,696	16%	43,779	11%
Residential 1-4 family	33,104	9%	32,419	9%
Healthcare	16,171	5%	22,382	6%
Office	16,185	5%	14,447	4%
Mixed use/other	28,654	8%	54,783	14%
Total construction	$357,258	100%	$381,102	100%

(1)	All other consists of numerous smaller balances across a variety of industries with no category greater than 3%.

(2)	Includes owner-occupied commercial real estate of $2.0 billion at March 31, 2015 and $1.9 billion at December 31, 2014.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)
	1Q15	4Q14	3Q14	2Q14	1Q14
Credit Quality Key Ratios
Net charge-offs (recoveries) (annualized) to average loans	0.05%	0.05%	*	0.08%	-0.01%
Nonperforming loans to total loans	0.58%	0.57%	0.64%	0.69%	0.86%
Nonperforming loans to total assets	0.43%	0.43%	0.48%	0.52%	0.66%
Nonperforming assets to total assets	0.53%	0.54%	0.60%	0.66%	0.82%
Allowance for loan losses to:
Total loans	1.29%	1.28%	1.30%	1.32%	1.34%
Nonperforming loans	221%	226%	204%	191%	156%

Nonperforming assets
Loans past due 90 days and accruing	$—	$—	$—	$—	$—
Nonaccrual loans	71,018	67,544	73,429	76,589	93,827
OREO	15,625	17,416	17,293	19,823	23,565
Total nonperforming assets	$86,643	$84,960	$90,722	$96,412	$117,392

Restructured loans accruing interest	$22,368	$22,745	$22,136	$32,982	$26,462

Loans past due and still accruing
30-59 days	$6,673	$7,696	$711	$3,566	$4,296
60-89 days	2,544	4,120	2,746	117	8,792
Total loans past due and still accruing	$9,217	$11,816	$3,457	$3,683	$13,088

Special mention loans	$102,651	$100,989	$76,611	$119,878	$87,329
Potential problem loans	$107,038	$87,442	$119,770	$125,033	$106,474

Nonperforming Loans Rollforward
Beginning balance	$67,544	$73,429	$76,589	$93,827	$94,238
Additions:
New nonaccrual loans	16,279	6,052	16,767	16,327	14,882
Reductions:
Return to performing status	(97)	(439)	—	—	(119)
Paydowns and payoffs, net of advances	(4,841)	(457)	(16,371)	(19,936)	(3,326)
Net sales	(2,407)	(1,800)	(1,053)	(7,875)	(6,327)
Transfer to OREO	(2,152)	(6,177)	(776)	(1,111)	(689)
Charge-offs	(3,308)	(3,064)	(1,727)	(4,643)	(4,832)
Total reductions	(12,805)	(11,937)	(19,927)	(33,565)	(15,293)
Balance at end of period	$71,018	$67,544	$73,429	$76,589	$93,827

(1)	Refer to Glossary of Terms for definition.

*	Less than 0.01%.

Asset Quality (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)

Credit Quality Indicators
	Special Mention Loans	% of Portfolio Loan Type	Potential Problem Loans	% of Portfolio Loan Type	Non-Performing Loans	% of Portfolio Loan Type	Total Loans
March 31, 2015
Commercial	$97,851	1.2%	$95,448	1.2%	$38,973	0.5%	$8,190,630
Commercial real estate	130	*	2,925	0.1%	15,619	0.5%	2,904,054
Construction	—	—%	—	—%	—	—%	357,258
Residential real estate	3,323	0.9%	6,045	1.6%	4,763	1.3%	376,741
Home equity	502	0.4%	2,599	1.9%	11,345	8.2%	138,734
Personal	845	0.4%	21	*	318	0.2%	203,067
Total	$102,651	0.8%	$107,038	0.9%	$71,018	0.6%	$12,170,484
December 31, 2014
Commercial	$93,130	1.2%	$78,562	1.0%	$31,047	0.4%	$7,888,634
Commercial real estate	3,552	0.1%	746	*	19,749	0.7%	2,916,719
Construction	—	—%	—	—%	—	—%	381,102
Residential real estate	2,964	0.8%	5,981	1.7%	5,274	1.5%	361,565
Home equity	1,170	0.8%	2,108	1.5%	11,044	7.8%	142,177
Personal	173	0.1%	45	*	430	0.2%	202,022
Total	$100,989	0.8%	$87,442	0.7%	$67,544	0.6%	$11,892,219

*	Less than 0.1%.

Allowance for Loan Losses (excluding covered assets (1))
(Dollars in thousands)
(Unaudited)
	1Q15	4Q14	3Q14	2Q14	1Q14
Change in allowance for loan losses:
Balance at beginning of period	$152,498	$150,135	$146,491	$146,768	$143,109
Loans charged-off:
Commercial	(2,202)	(1,732)	(227)	(2,142)	(1,487)
Commercial real estate	(887)	(417)	(1,133)	(2,082)	(2,582)
Construction	—	1	(7)	—	—
Residential real estate	(37)	(847)	(252)	(180)	(235)
Home equity	(371)	(130)	(172)	(268)	(447)
Personal	(10)	(7)	(8)	(13)	(130)
Total charge-offs	(3,507)	(3,132)	(1,799)	(4,685)	(4,881)
Recoveries on loans previously charged-off:
Commercial	511	720	1,145	813	3,662
Commercial real estate	598	270	356	1,360	688
Construction	19	57	6	9	7
Residential real estate	57	231	9	135	300
Home equity	70	73	67	60	28
Personal	873	167	128	20	406
Total recoveries	2,128	1,518	1,711	2,397	5,091
Net (charge-offs) recoveries	(1,379)	(1,614)	(88)	(2,288)	210
Provisions charged to operating expenses	5,491	3,977	3,732	2,011	3,449
Balance at end of period	$156,610	$152,498	$150,135	$146,491	$146,768
Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$98,230	$91,975	$89,904	$85,213	$81,402
Commercial real estate	29,405	29,397	27,164	28,420	28,096
Construction	4,026	4,290	4,029	3,621	3,547
Residential real estate	4,793	4,581	4,515	4,650	4,780
Home equity	2,296	3,069	3,025	3,300	3,226
Personal	2,224	2,559	2,517	2,800	2,950
Total allocated	140,974	135,871	131,154	128,004	124,001
Specific reserve	15,636	16,627	18,981	18,487	22,767
Total	$156,610	$152,498	$150,135	$146,491	$146,768
Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	63%	60%	59%	59%	56%
Commercial real estate	19%	19%	18%	19%	19%
Construction	3%	3%	3%	2%	2%
Residential real estate	3%	3%	3%	3%	3%
Home equity	1%	2%	2%	2%	2%
Personal	1%	2%	2%	2%	2%
Total allocated	90%	89%	87%	87%	84%
Specific reserve	10%	11%	13%	13%	16%
Total	100%	100%	100%	100%	100%
Allowance for loan losses to:
Total loans	1.29%	1.28%	1.30%	1.32%	1.34%
Nonperforming loans	221%	226%	204%	191%	156%

(1)	Refer to Glossary of Terms for definition.

Deposits
(Dollars in thousands)
	3/31/15	% of Total	12/31/14	% of Total	9/30/14	% of Total	6/30/14	% of Total	3/31/14	% of Total
	Unaudited		Audited		Unaudited		Unaudited		Unaudited
Noninterest-bearing deposits	$3,936,181	28%	$3,516,695	27%	$3,342,862	26%	$3,387,424	28%	$3,103,736	26%
Interest-bearing demand deposits	1,498,810	11%	1,907,320	15%	1,433,429	11%	1,230,681	10%	1,466,095	12%
Savings deposits	331,796	2%	319,100	2%	310,850	2%	281,099	2%	288,686	3%
Money market accounts	5,824,535	41%	4,851,925	37%	5,058,016	39%	4,752,148	39%	4,497,712	38%
Time deposits	2,510,406	18%	2,494,928	19%	2,704,047	22%	2,584,849	21%	2,529,932	21%
Total deposits	$14,101,728	100%	$13,089,968	100%	$12,849,204	100%	$12,236,201	100%	$11,886,161	100%
Total new deposits from new clients (1)	$302,849		$330,000		$269,176		$199,811		$324,167

(1)	Amounts are unaudited.

Brokered Deposit Composition
(Dollars in thousands)
(Unaudited)
	3/31/15	12/31/14	9/30/14	6/30/14	3/31/14
Noninterest-bearing demand deposits	$264,493	$107,564	$104,957	$90,422	$87,388
Interest-bearing demand deposits	323,094	641,466	415,953	386,426	426,125
Money market accounts	1,891,590	1,448,663	1,545,778	1,505,659	1,391,114
Time deposits:
Traditional	673,944	564,116	663,393	604,688	458,344
CDARS (1)	458,192	521,995	597,449	554,575	639,521
Other	87,732	82,714	101,408	114,072	112,668
Non-client CDARS	—	—	—	12,866	—
Total time deposits	1,219,868	1,168,825	1,362,250	1,268,201	1,210,533
Total brokered deposits	$3,699,045	$3,366,518	$3,428,938	$3,268,708	$3,115,160
Brokered deposits as a % of total deposits	26%	26%	27%	27%	26%
Note: Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(1)	The CDARS® deposit program is a deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships.

Net Interest Margin
(Dollars in thousands)
(Unaudited)
	Quarter Ended
	March 31, 2015			December 31, 2014			March 31, 2014
	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
Assets:
Federal funds sold and interest-bearing deposits in banks	$420,844	$261	0.25%	$546,290	$347	0.25%	$233,311	$142	0.24%
Securities:
Taxable	2,362,725	13,556	2.30%	2,313,925	13,250	2.29%	2,237,628	13,255	2.37%
Tax-exempt (2)	347,856	2,750	3.16%	320,064	2,561	3.20%	265,551	2,329	3.51%
Total securities	2,710,581	16,306	2.41%	2,633,989	15,811	2.40%	2,503,179	15,584	2.49%
FHLB stock	28,664	48	0.67%	28,666	49	0.67%	30,005	33	0.44%
Loans, excluding covered assets:
Commercial	8,096,853	84,992	4.20%	7,936,429	85,122	4.20%	7,186,657	78,215	4.35%
Commercial real estate	2,887,159	27,586	3.82%	2,756,167	25,535	3.63%	2,487,677	22,009	3.54%
Construction	388,437	3,798	3.91%	367,492	3,607	3.84%	315,136	3,077	3.91%
Residential	386,106	3,488	3.61%	376,140	3,481	3.70%	350,388	3,357	3.83%
Personal and home equity	342,088	2,481	2.94%	337,844	2,532	2.97%	362,335	2,753	3.08%
Total loans, excluding covered assets (3)	12,100,643	122,345	4.05%	11,774,072	120,277	4.00%	10,702,193	109,411	4.09%
Covered assets (4)	32,801	357	4.41%	39,408	372	3.74%	95,842	788	3.30%
Total interest-earning assets (2)	15,293,533	$139,317	3.65%	15,022,425	$136,856	3.57%	13,564,530	$125,958	3.72%
Cash and due from banks	171,330			168,412			146,746
Allowance for loan and covered loan losses	(160,550)			(157,870)			(164,933)
Other assets	486,600			475,904			483,870
Total assets	$15,790,913			$15,508,871			$14,030,213
Liabilities and Equity (5):
Interest-bearing demand deposits	$1,524,124	$1,006	0.27%	$1,470,988	$1,026	0.28%	$1,293,652	$942	0.30%
Savings deposits	325,615	312	0.39%	315,982	306	0.38%	284,703	196	0.28%
Money market accounts	5,538,192	4,298	0.31%	5,316,027	4,317	0.32%	4,660,158	3,778	0.33%
Time deposits	2,560,036	5,639	0.89%	2,645,410	5,803	0.87%	2,547,508	4,806	0.77%
Total interest-bearing deposits	9,947,967	11,255	0.46%	9,748,407	11,452	0.47%	8,786,021	9,722	0.45%
Short-term and secured borrowings	276,841	197	0.28%	16,137	143	3.46%	43,289	196	1.81%
Long-term debt	344,788	4,928	5.72%	588,310	7,507	5.09%	627,793	6,488	4.13%
Total interest-bearing liabilities	10,569,596	16,380	0.63%	10,352,854	19,102	0.73%	9,457,103	16,406	0.70%
Noninterest-bearing demand deposits	3,552,717			3,542,261			3,101,219
Other liabilities	146,199			141,645			136,478
Equity	1,522,401			1,472,111			1,335,413
Total liabilities and equity	$15,790,913			$15,508,871			$14,030,213
Net interest spread (2)(5)			3.02%			2.84%			3.02%
Contribution of noninterest-bearing sources of funds			0.19%			0.23%			0.21%
Net interest income/margin (2)(5)		122,937	3.21%		117,754	3.07%		109,552	3.23%
Less: tax equivalent adjustment		944			878			800
Net interest income, as reported		$121,993			$116,876			$108,752

(1)	Interest income included $7.5 million, $6.0 million, and $6.2 million in loan fees for the quarter ended March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP measure.

(3)
Includes loans held-for-sale and nonaccrual loans. Average loans on a nonaccrual basis for the recognition of interest income totaled $69.3 million, $73.1 million, and $93.0 million for the quarter ended March 31, 2015, December 31, 2014, and March 31, 2014, respectively. Interest foregone on impaired loans was estimated to be approximately $671,000, $722,000 and $870,000 for the quarter ended March 31, 2015, December 31, 2014, and March 31, 2014, respectively, calculated based on the average loan portfolio yield for the respective period.

(4)	Covered interest-earning assets consist of loans acquired through a FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.

(5)	December 31, 2014 includes deposits held-for-sale.

(6)	Refer to Glossary of Terms for definition.

NON-U.S. GAAP FINANCIAL MEASURES

This press release contains both U.S. GAAP and non-U.S. GAAP based financial measures. These non-U.S. GAAP financial measures include net interest income, net interest margin, net revenue, operating profit, and efficiency ratio all on a fully taxable-equivalent basis, return on average tangible common equity, Tier 1 common equity to risk-weighted assets, tangible common equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

In addition to capital ratios defined by banking regulators, we also consider various measures when evaluating capital utilization and adequacy, including return on average tangible common equity, tangible common equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. All of these measures exclude the ending balances of goodwill and other intangibles while certain of these ratios exclude preferred capital components. Because U.S. GAAP does not include capital ratio measures, we believe there are no comparable U.S. GAAP financial measures to these ratios. We believe these non-U.S. GAAP financial measures are relevant because they provide information that is helpful in assessing the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other similar companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies. For the periods prior to January 1, 2015, the Tier 1 common equity to risk-weighted assets ratio contained herein is calculated without giving effect to the final Basel III capital rules.

Non-U.S. GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-U.S. GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under U.S. GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure.

Non-U.S. GAAP Financial Measures
(Amounts in thousands)
(Unaudited)

The following table reconciles non-U.S. GAAP financial measures to U.S. GAAP items.

	Quarter Ended
	2015	2014
	March 31	December 31	September 30	June 30	March 31
Taxable-equivalent net interest income
U.S. GAAP net interest income	$121,993	$116,876	$116,758	$112,351	$108,752
Taxable-equivalent adjustment	944	878	811	744	800
Taxable-equivalent net interest income (a)	$122,937	$117,754	$117,569	$113,095	$109,552

Average Earning Assets (b)	$15,293,533	$15,022,425	$14,283,920	$13,936,754	$13,564,530

Net Interest Margin ((a) annualized) / (b)	3.21%	3.07%	3.23%	3.21%	3.23%

Net Revenue
Taxable-equivalent net interest income	$122,937	$117,754	$117,569	$113,095	$109,552
U.S. GAAP non-interest income	33,516	30,426	30,669	30,259	26,236
Net revenue (c)	$156,453	$148,180	$148,238	$143,354	$135,788

Operating Profit
U.S. GAAP income before income taxes	$66,718	$60,157	$65,701	$66,818	$55,531
Provision for loan and covered loan losses	5,646	4,120	3,890	327	3,707
Taxable-equivalent adjustment	944	878	811	744	800
Operating profit	$73,308	$65,155	$70,402	$67,889	$60,038

Efficiency Ratio
U.S. GAAP non-interest expense (d)	$83,145	$83,025	$77,836	$75,465	$75,750
Net revenue	$156,453	$148,180	$148,238	$143,354	$135,788
Efficiency ratio (d) / (c)	53.14%	56.03%	52.51%	52.64%	55.79%

Adjusted Net Income
U.S. GAAP net income available to common stockholders	$41,484	$37,223	$40,527	$40,824	$34,505
Amortization of intangibles, net of tax	397	449	458	458	458
Adjusted net income (e)	$41,881	$37,672	$40,985	$41,282	$34,963

Average Tangible Common Equity
U.S. GAAP average total equity	$1,522,401	$1,472,111	$1,426,273	$1,378,581	$1,335,413
Less: average goodwill	94,041	94,041	94,041	94,041	94,041
Less: average other intangibles	5,551	6,243	6,996	7,749	8,506
Average tangible common equity (f)	$1,422,809	$1,371,827	$1,325,236	$1,276,791	$1,232,866

Return on average tangible common equity ((e) annualized) / (f)	11.94%	10.89%	12.27%	12.97%	11.50%

Non-U.S. GAAP Financial Measures (continued)
(Amounts in thousands)
(Unaudited)

		Quarter Ended
		2014
		December 31	September 30	June 30	March 31
Tier 1 Common Capital
U.S. GAAP total equity		$1,481,679	$1,435,309	$1,397,821	$1,343,246
Trust preferred securities		169,788	244,793	244,793	244,793
Less: accumulated other comprehensive income, net of tax		20,917	16,236	23,406	13,147
Less: goodwill		94,041	94,041	94,041	94,041
Less: other intangibles		5,885	6,627	7,381	8,136
Less: disallowed servicing rights		44	42	32	32
Tier 1 risk-based capital		1,530,580	1,563,156	1,517,754	1,472,683
Less: trust preferred securities		169,788	244,793	244,793	244,793
Tier 1 common capital (g)		$1,360,792	$1,318,363	$1,272,961	$1,227,890

	Quarter Ended
	2015	2014
	March 31	December 31	September 30	June 30	March 31
Tangible Common Equity
U.S. GAAP total equity	$1,539,429	$1,481,679	$1,435,309	$1,397,821	$1,343,246
Less: goodwill	94,041	94,041	94,041	94,041	94,041
Less: other intangibles	5,230	5,885	6,627	7,381	8,136
Tangible common equity (h)	$1,440,158	$1,381,753	$1,334,641	$1,296,399	$1,241,069

Tangible Assets
U.S. GAAP total assets	$16,361,348	$15,603,382	$15,190,468	$14,602,404	$14,304,782
Less: goodwill	94,041	94,041	94,041	94,041	94,041
Less: other intangibles	5,230	5,885	6,627	7,381	8,136
Tangible assets (i)	$16,262,077	$15,503,456	$15,089,800	$14,500,982	$14,202,605

Risk-weighted Assets (j)	$15,395,081	$14,592,655	$14,053,735	$13,506,797	$13,160,955

Period-end Common Shares Outstanding (k)	78,494	78,178	78,121	78,069	78,049

Ratios:
Tier 1 common equity to risk-weighted assets (g) / (j) (1)	—	9.33%	9.38%	9.42%	9.33%
Tangible common equity to risk-weighted assets (h) / (j)	9.35%	9.47%	9.50%	9.60%	9.43%
Tangible common equity to tangible assets (h) / (i)	8.86%	8.91%	8.84%	8.94%	8.74%
Tangible book value (h) / (k)	$18.35	$17.67	$17.08	$16.61	$15.90
(1) Effective January 1, 2015, the Tier 1 common equity to risk-weighted assets ratio became a required regulatory capital measure and is calculated in accordance with the new capital rules applicable to U.S. bank holding companies. For the periods prior to January 1, 2015, the Tier 1 common equity to risk-weighted assets ratio contained herein is considered a Non-GAAP measure and was calculated without giving effect to the final Basel III capital rules.

Glossary of Terms

Assets under management and administration (“AUMA”) - Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value - Total common equity divided by outstanding shares of common stock at end of period.

Common equity - Total equity less preferred stock.

Covered assets - Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Credit quality indicators - We have adopted an internal risk rating policy in which each loan is rated for credit quality with a numerical rating of 1 through 8. Loans rated 5 and better (1-5 ratings, inclusive) are credits that exhibit acceptable financial performance, cash flow, and leverage. We attempt to mitigate risk by loan structure, collateral, monitoring, and other credit risk management controls. Credits rated 6 are performing in accordance with contractual terms but are considered "special mention" as these credits demonstrate potential weakness that if left unresolved, may result in deterioration in the Company’s credit position and/or the repayment prospects for the credit. Borrowers rated special mention may exhibit adverse operating trends, high leverage, tight liquidity or other credit concerns. Loans rated 7 may be classified as either accruing ("potential problem") or nonaccrual ("nonperforming"). Potential problem loans, like special mention, are loans that are performing in accordance with contractual terms, but for which management has some level of concern (greater than that of special mention loans) about the ability of the borrowers to meet existing repayment terms in future periods. These loans continue to accrue interest but the ultimate collection of these loans in full is questionable due to the same conditions that characterize a 6-rated credit. These credits may also have somewhat increased risk profiles as a result of the current net worth and/or paying capacity of the obligor or guarantors or the value of the collateral pledged. These loans generally have a well-defined weakness that may jeopardize collection of the debt and are characterized by the distinct possibility that the Company may sustain some loss if the deficiencies are not resolved. Although these loans are generally identified as potential problem loans and require additional attention by management, they may never become nonperforming. Nonperforming loans include nonaccrual loans risk rated 7 or 8 and have all the weaknesses inherent in a 7-rated potential problem loan with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently-existing facts, conditions and values, highly questionable and improbable. Special mention, potential problem and nonperforming loans are reviewed at a minimum on a quarterly basis, while all other rated credits over a certain dollar threshold, depending on loan type, are reviewed annually or more frequently as the circumstances warrant.

Credit valuation adjustment ("CVA") - An adjustment may need to be incorporated into the valuation of derivative instruments for nonperformance risk to include the counterparty’s credit risk and the Company’s own credit risk. This adjustment is referred to as the CVA. The CVA represents the credit component of fair value with regard to both client-based trades and the related matched trades with interbank dealer counterparties.

Efficiency ratio - Total non-interest expense divided by the sum of net interest income on a tax-equivalent basis and non-interest income. This is a non-U.S. GAAP financial measure.

Fee revenue as percent of total revenue ratio - Total non-interest income less net securities gains (losses) divided by the sum of net interest income and non-interest income less net securities gains (losses).

U.S. GAAP - Accounting principles generally accepted in the United States of America.

Net interest margin - Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average interest-earning assets. The annualization of net interest income for the quarterly yield takes into consideration the interest payment convention at the product level. This is a non-U.S. GAAP financial measure.

Net interest spread - The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio - Total non-interest expense less non-interest income divided by average total assets.

Net revenue - The sum of taxable equivalent net interest income and non-interest income. This is a non-U.S. GAAP financial measure.

Glossary of Terms (continued)

Non-U.S. GAAP - Certain financial measures within this document that are not formally defined by U.S. GAAP or codified in the federal banking regulations. A reconciliation of these non-U.S. GAAP financial measures may be found on the previous pages.

Operating profit - The sum of U.S. GAAP income before income taxes, provision for loan and covered loan losses and taxable-equivalent adjustment. This is a non-U.S. GAAP financial measure.

Return on average tangible common equity - Annualized net income available to common stockholders, adjusted for tax-affected amortization of intangibles, divided by average tangible common equity. Average tangible common equity equals average total equity less average goodwill, average intangible assets, and average preferred stock. This is a non-U.S. GAAP financial measure.

Risk-weighted assets - Computed by the assignment of specific risk-weights to assets and off-balance sheet instruments determined in accordance with the applicable regulations of the Board of Governors of the Federal Reserve System in effect as of the respective reporting periods.

Tangible book value - Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-U.S. GAAP financial measure.

Tangible common equity to tangible assets ratio - Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-U.S. GAAP financial measure.

Taxable-equivalent net interest income - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under U.S. GAAP on the Consolidated Income Statement.

Tier 1 common equity - Tier 1 risk-based capital, less preferred equity, less trust preferred securities, and less noncontrolling interests, as defined by the Board of Governors of the Federal Reserve System in effect as of the respective reporting periods.

Tier 1 equity to risk-weighted assets ratio - Tier 1 common equity divided by period-end risk-weighted assets as defined by the Board of Governors of the Federal Reserve System in effect as of the respective reporting periods.

Tier 1 leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Tier 1 risk-based capital - Total equity, plus trust preferred securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding gains (losses) on available-for-sale equity securities, available-for-sale debt securities, and cash flow hedge derivatives.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt, other noncontrolling interests not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.